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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13143, 333-13717, 333-53139, 333-55878,
333-76674 and 333-88652) of Millennium Chemicals Inc. of our report dated January 30, 2003, except for Note 8, as to which the date is March 7, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 25, 2003